Exhibit 10.2

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [****], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

OEM SUPPLY AGREEMENT

This OEM Supply Agreement (this “Agreement”) is entered into as of December 29, 2016 (the “Effective Date”) by and between Fluidigm Corporation, a Delaware corporation with its principal place of business at 7000 Shoreline Court, Suite 100, South San Francisco, CA 94080 (“Fluidigm”), and Olink Proteomics AB, a Swedish corporation with its principal place of business at Dag Hammarskjölds väg 52B, SE-752 37 Uppsala, Sweden (“Olink”).

A	Fluidigm designs, manufactures and sells equipment incorporating integrated fluidic circuit technology,

B	Olink desires to sell certain products (“Olink Products” as further defined in Section 1.4), incorporating aspects of certain Fluidigm products (“Fluidigm Products” as further defined in Section 1.3), and Fluidigm desires to make such Fluidigm Products available to Olink, subject to the terms and conditions of this Agreement.

Therefore, the parties agree as follows:

1.   CERTAIN DEFINITIONS

1.1            “Confidential Information” means any proprietary information disclosed by one party to the other that is in written, graphic, machine readable or other tangible form and is marked “Confidential” or “Proprietary” or in some other manner to indicate its confidential nature. Confidential Information may also include oral disclosures provided that such information is designated as confidential at the time of disclosure and reduced to a written summary by the disclosing party within [****] after its oral disclosure, which is marked in a manner to indicate its confidential nature and delivered to the receiving party Confidential Information will not include any information that (a) was publicly known and made generally available prior to the time of disclosure by the disclosing party, (b) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party, (c) is already in the possession of the receiving party at the time of disclosure, (d) is obtained by the receiving party from a third party without a breach of such third party s obligations of confidentiality, or (e) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information.

1.2            “Documentation” means any documentation or materials provided or made available by Fluidigm to Olink under this Agreement, including documentation and materials describing Fluidigm Products.

1.3            “Fluidigm Products” [****] as described in Exhibit A. Fluidigm shall give Olink advance written notice at least [****] before the cancellation of any Fluidigm Product. With respect to the modification of any Fluidigm Product, Fluidigm shall give Olink updated protocols, published specifications, and all quality control reports necessary for Olink’s system validation at least [****] for [****] and [****] for all other products listed above before the first delivery of modified Fluidigm Product.

1.4            “Olink Products” means products marketed or sold by Olink that comprise a Fluidigm Product.

2.   GENERAL OBLIGATIONS

2.1            Relationship. Subject to the terms of this Agreement, Fluidigm agrees to sell Fluidigm Products to Olink that are identified in Exhibit A.

2.2            Account Manager. Each party will designate a single point of contact within its organization to manage the relationship established by this Agreement (“Account Manager”). Either party may change its Account Manager by providing written notice to the other party. The Account Managers will meet as necessary to discuss the business relationship and manage the activities contemplated by this Agreement. Disputes that cannot be resolved by the Account Managers will be escalated to more senior executives for resolution.

2.3            Advertising and Marketing Practices. In advertising and marketing of Fluidigm Products and otherwise performing under this Agreement, Olink will: (a) not engage in any deceptive, misleading, illegal, or unethical practices; (b) not make any representations, warranties, or guarantees concerning the Fluidigm Products that are inconsistent with or in addition to those made by Fluidigm in this Agreement; and (c) comply with all applicable federal, state, and local laws and regulations. Olink will indemnify, defend, and hold Fluidigm harmless from and against all damages, liabilities, costs, and expenses, including attorneys’ and experts fees and expenses, that Fluidigm may incur as the result of any action brought against Fluidigm and arising out of the acts of Olink or its agents in breach of this Section 1.1.

2.4            Training. Olink will ensure that its employee sales representatives receive appropriate training relating to the Olink Products, and document who has received such training and the date such training was provided.

2.5            Proprietary Rights. Title to and ownership of all intellectual property rights embodied by the Fluidigm Products, including all related technical know-how, are and as between the parties will remain the exclusive property of Fluidigm and its suppliers. Olink will not reverse engineer, disassemble, or otherwise attempt to reconstruct, identify or discover any underlying ideas, techniques or functionalities of the Fluidigm Products. [****].

2.6            Export Restrictions. Olink will obtain all necessary permits and licenses as may be required by, and conforming with, all applicable laws and regulations poor to making the Olink Products available, and all laws, rules and regulations as they pertain to the responsibility to sell Olink Products. Olink represents and warrants that Olink is not located in, under the control of. or a national or resident of any country on the United States Commerce Department’s Table of Denial Orders.

2.7            Regulatory Compliance. Olink shall be solely responsible for obtaining and maintaining all necessary and required regulatory clearances, approvals and licenses from all applicable regulatory agencies to commercialize and distribute the Olink Products including any required medical device clearances, approvals and licenses Olink shall comply with all applicable laws and regulations. During the Term, Olink shall be solely responsible for performing any required recall or market withdraw of the Olink Products. Olink shall keep a record of all written and oral complaints concerning the Olink Products. Olink shall promptly inform Fluidigm of all known Fluidigm Product defects, safety problems or any information associated with the safety of the Fluidigm Products and shall promptly notify Fluidigm in writing of any third party dispute involving a Fluidigm Product.

2.8            Quality. Subject to Section 10, Olink shall be solely responsible for responding to, and addressing all, customer complaints related to the Olink Products. Olink shall promptly forward to Fluidigm all customer complaints related directly to the quality or performance of the Fluidigm Products.

2.9            Direct Sales by Fluidigm. Fluidigm reserves the unrestricted right to market, and sell Fluidigm Products worldwide, including without limitation through distributors, resellers, and other third party intermediaries and directly to any customer.

3.   PURCHASE OF FLUIDIGM PRODUCTS

3.1            Purchase Orders. The purchase and sale of Fluidigm Products will be made against specific written purchase orders submitted by Olink to Fluidigm or to any Fluidigm distributor pursuant to Fluidigm s written instructions. All purchase orders shall contain the information set forth in Exhibit B attached hereto. If Olink is in compliance with Section 5.1 at the time it submits a purchase order, Fluidigm or the Fluidigm distributor shall accept all such binding purchase orders made pursuant to Section 3.6. Fluidigm or the Fluidigm distributor will notify Olink of acceptance within 14 days of receipt. Accepted purchase orders are non-cancelable. In the event that a Fluidigm distributor accepts a purchase order on behalf of Fluidigm, Fluidigm shall ensure such distributor’s compliance with the terms of this Agreement.

3.2            Fluidigm Product Pricing. The purchase price for each Fluidigm Product is set forth in Exhibit A. Fluidigm may revise the pricing set forth in Exhibit A at any time by providing [****] prior written notice, such price revisions will occur no more than [****]. Such revised prices will apply to all purchase orders received after [****] following notice of the revision. Prices do not include any taxes, customs charges, duties, or transportation, rigging, drayage, insurance charges or any other costs associated with Fluidigm’s delivery to Olink’s specified location.

3.3            Delivery, Acceptance and Title. Unless otherwise expressly agreed to in writing by Fluidigm, all deliveries to destinations within the United States are [****], and all deliveries to destinations outside the U.S. are [****]. Fluidigm’s title (except for software, which is only licensed), and all risk of loss, passes to Olink, and Fluidigm’s liability as to delivery ceases, [****]. For avoidance of doubt, if the above-identified shipping terms are deemed not to apply, title and risk of loss shall pass to Olink upon [****] unless both parties agree in advance and in writing otherwise. Unless specific shipping instructions have been agreed to in writing between Fluidigm and Olink, Fluidigm will ship in accordance with its standard practices and In compliance with all applicable laws and regulations. For multiple unit and/or multiple Fluidigm Product orders, Fluidigm may make delivery in installments, and each installment shall be deemed to be a separate sale. Fluidigm may issue a separate invoice for each installment, which invoice shall be paid without regard to prior or subsequent installments. Subject to the terms and conditions herein, all Products shall be conclusively and irrevocably deemed accepted without qualification by Olink upon delivery. Olink, however, will notify Fluidigm or its representative in writing of any nonconformity to Fluidigm’s extant specifications promptly after delivery. Fluidigm shall be entitled to repair or replace damaged, missing or nonconforming Fluidigm Products, and, subject to the indemnification obligations in section 10, such repair or replacement shall constitute Clink’s sole and exclusive remedies, and Fluidigm’s sole liability and obligation, for any damaged, missing or nonconforming Fluidigm Products.

3.4            Instrument Inspection. Without limiting the preceding section, within [****] of receipt, Olink shall promptly uncrate and visually inspect any Fluidigm Product upon receipt and notify Fluidigm in writing of receipt of the Fluidigm Product and any visual damage or missing parts that Olink notes. If Olink fails to comply with this section, Olink shall be deemed to have waived its rights to claim incorrect or incomplete delivery or packaging and any related warranty rights.

3.5            Recalls. If Fluidigm decides to recall, replace or take other action with respect to any Fluidigm Products, it will promptly notify Olink and Olink will immediately cease distribution of any units of Olink Product incorporating such Fluidigm Products in its possession or control, which are subject to the action until the course of action to be taken has been determined. Olink will maintain traceability record to ensure that each Fluidigm Product can be located at an end-user customer site. In the event Fluidigm initiates a voluntary or mandatory recall of Fluidigm Product, Fluidigm will be responsible for bringing its products into compliance with appropriate regulatory statutes and will bear costs necessary to do so.

3.6            Forecasts. At least [****] before the start of each calendar quarter during the Term. Olink will provide Fluidigm with a written, [****] forecast in good faith its anticipated Fluidigm Product needs for the upcoming [****]. The forecast for the immediately upcoming [****] will be binding on Olink and Olink shall submit purchase orders in amount not less than the binding portion of the forecast[****].

3.7            Pricing. Olink will set the price for its resale of Olink Products to Olink customers (“Customers”) at its sole discretion and may offer the Olink Products in connection with other Olink services or products for a single price.

4.   SUPPORT

4.1            INTENTIONALLY OMITTED

5.   PAYMENT TERMS AND REPORTING

5.1            Payment Terms. Unless otherwise expressly agreed to in writing by Fluidigm, Fluidigm shall invoice Olink for Fluidigm Products ordered by Olink upon shipment of the Fluidigm Product and such invoice shall cover Olink’s purchase price for the Fluidigm Product and any freight, insurance, Taxes and Olink shall pay all such amounts. Unless otherwise expressly agreed to in writing by Fluidigm, all invoices shall be issued and payable in U.S. Dollars, and are due and payable [****] from date of invoice, subject to credit approval. Each delivery shall be considered a separate and independent transaction and payment therefor made accordingly. Amounts outstanding [****] from the date of invoice shall be subject to a service charge of [****], or the maximum allowed by applicable law, if less. If Olink fails to make any payment when due or if Fluidigm deems Olink to be or to have become un-creditworthy, then, without prejudice to Fluidigm’s rights. Fluidigm may, at its option, cancel or suspend future deliveries, and/or require prepayment, letter of credit, or other payment method(s).

5.2            Security Interest. Fluidigm hereby reserves a purchase money security interest in Fluidigm Products sold and the proceeds thereof, in the amount of its purchase price. In the event of default by Olink of any of its obligations to Fluidigm, Fluidigm will have the right to repossess the Fluidigm Products sold hereunder without liability to Olink, and Olink will assemble the Fluidigm Products so that Fluidigm may repossess them without a breach of the peace. These security interests will be satisfied by payment in full. A copy of the invoice may be filed with appropriate authorities at any time as a financing statement and/or chattel mortgage, in order to perfect Fluidigm’s security interest. On request of Fluidigm, Olink will execute financing statements and other instruments Fluidigm may request to perfect its security interest.

5.3            Taxes. Each Party shall be responsible for the payment of its own tax liabilities arising from this Agreement’s transaction. All transfer documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne and paid by respective party when due.

6.   TERM AND TERMINATION

6.1            Term. This Agreement will commence upon the Effective Date and continue for five (5) years (“Initial Term”), unless earlier terminated in accordance with the provisions of this Agreement. This Agreement will automatically renew for additional successive twelve (12)-month terms unless at least ninety (90) days before the end of the then-current term either party provides written notice to the other party that it does not want to renew. After the first thirty (30) months of the Initial Term. Fluidigm shall also have the option, in sole and absolute discretion, to terminate this Agreement in the event Olink purchases less than eighty percent (80%) of the amounts set forth in the binding forecasts provided by Olink pursuant to Section 3.6 for three consecutive calendar quarters.

6.2            Suspension: Termination for Cause. Fluidigm may immediately suspend provision of Fluidigm Products if Olink fails to make any payment to Fluidigm within [****] of the receipt of the associated invoice. If either party fails to perform any of its material obligations under this Agreement, including payment in accordance with Section 6, the other party may terminate this Agreement by giving [****] prior written notice, provided that the matters set forth in such notice are not cured to the other party’s reasonable satisfaction within the [****]. If either party commits or suffers (voluntarily or involuntarily) an act of bankruptcy, receivership, liquidation, or similar event, the other party may immediately terminate this Agreement.

6.3            Termination for Provider Failure. Fluidigm may terminate this Agreement [****] after the provision of written notice to Olink if any third party provider upon which Fluidigm relies in a material respect to manufacture the Fluidigm Products ceases to perform on Fluidigm’s behalf for any reason and Fluidigm is not able to procure the third party provider’s products or services from another party on similar terms to those with the original third party supplier. If Fluidigm terminates this Agreement under Section 6.3, then Fluidigm shall give Olink the right to purchase its pro rata basis of any remaining Fluidigm Products in Fluidigm s inventory at the then-current price

6.4            No Liability for Termination. Except as expressly required by law, in the event of termination of this Agreement by either party in accordance with any of the provisions of this Agreement, neither party will be liable to the other, because of such termination, for compensation, reimbursement, or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases, or commitments in connection with the business or goodwill of Fluidigm or Olink. Termination will not. however, relieve either party of obligations incurred prior to the effective date of the termination.

6.5            Effects of Termination

(a)            In addition the following provisions will survive any expiration or termination of this Agreement: Sections 5, 6.4, 6.5, 8, 9, 10, 11, 12, and 13, The termination or expiration of this Agreement will not relieve Olink of the obligation to pay any fees that are due to Fluidigm under this Agreement

7.   TRADEMARK USAGE

7.1            Use of Company Names. Fluidigm may identify Olink in Fluidigm advertising and marketing materials provided that such materials are approved in writing in advance by Olink, such approval not to be unreasonably withheld. Olink may identify Fluidigm as the supplier Of the Fluidigm Products in Olink s advertising and marketing materials provided that such materials are approved in writing in advance by Fluidigm, such approval not to be unreasonably withheld.

8.   LIMITED WARRANTIES AND DISCLAIMER

8.1            Limited Warranty to Olink. Fluidigm warrants to and only to Olink that for [****] from the date of shipping (“Instrument Warranty Period”) that the Fluidigm Products shall be free from defects in design, material and workmanship, and conform to Fluidigm’s published specifications at the time of purchase in all material respects Clink’s sole and exclusive remedy and Fluidigm’s sole and exclusive liability, under the foregoing warranty shall be for Fluidigm to repair or replace, as determined by Fluidigm in its reasonable discretion, such Fluidigm Products. Nonconforming Fluidigm Products will be serviced al Clink’s facility or, at Fluidigm’s option, Fluidigm’s facility. If service is performed at Fluidigm’s facility. Fluidigm will bear shipping costs including insurance and risk of loss. This limited warranty is subject to certain exceptions listed below

8.2            Exceptions. These warranties shall not apply to and shall be void for any Fluidigm Product that (i) was subject to improper or abnormal use, storage, or operating environment, or any abuse, neglect, negligence or accident, including without limitation Olink’s failure to properly perform routine maintenance and maintain the Fluidigm Product site in accordance with Fluidigm’s written requirements or the use of the Fluidigm Product with any non-Fluidigm product (except as may be specifically recommended, with respect to standard laboratory reagents, tools and equipment ancillary to use of the Fluidigm Product, in the then-current documentation for that Fluidigm Product), (ii) has been incorrectly installed at an end users facility by any person other the Fluidigm or its authorized representative, (iii) repaired, altered, disassembled or reassembled, or moved within, or removed from, Olink’s facility by persons other than Fluidigm or its, (iv) has failed due to externally caused short circuits, incorrect voltages, failure or fluctuation of electrical power, lightning, static or other improper external inputs, or due to Force Majeure, or (v) used with any item other than Fluidigm Products (except as may be set forth in the extant applicable Fluidigm protocol for use of a Fluidigm Product, with associated standard laboratory tools and equipment ancillary to use of such Product). For example, use of an Olink Product with [****] voids the warranty for that reader, unless specifically authorized in writing by Fluidigm. Olink acknowledges that failure to comply with any restriction of use set forth herein will invalidate any warranty provided herein for the reader used in a non-compliant manner. For clarity, and without limitation, use of an Fluidigm Product with consumables other than the Consumables specified for use with that Fluidigm Product will void the warranty for that Fluidigm Product. Without limiting the foregoing, with regard to software, these warranties shall not apply to any failure to conform that is caused by the use or operation of the software in an environment other than that intended or recommended by Fluidigm, or modifications to the software not made or authorized by Fluidigm. Except for assignments in accordance with section 13.2. These warranties are not transferable or assignable, including without limitation, in any re-sale of a Fluidigm Product, and any such attempt to transfer or assign these warranties shall be void Fluidigm neither assumes, nor authorizes any other person to assume for it, any other obligations or liabilities in connection with the sale of Fluidigm Products. Repair or replacement of a Fluidigm Product shall not extend the original warranty period for that Fluidigm Product Except as detailed in section 8.1. Fluidigm s warranties do not cover de-installation, re-installation, or transportation of Fluidigm Products.

8.3            WARRANTY DISCLAIMER. EXCEPT FOR THE EXPRESS WARRANTY PROVIDED TO OLINK UNDER SECTION 8 1. FLUIDIGM MAKES NO ADDITIONAL REPRESENTATION OR WARRANTY OF ANY KIND WHETHER EXPRESS, IMPLIED (EITHER IN FACT OR BY OPERATION OF LAW), OR STATUTORY, AS TO ANY MATTER WHATSOEVER FLUIDIGM EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY. FITNESS FOR A PARTICULAR PURPOSE, QUALITY AND ACCURACY. FLUIDIGM DOES NOT WARRANT AGAINST INTERFERENCE WITH ENJOYMENT OR AGAINST INFRINGEMENT EXCEPT AS PROVIDED IN SECTION 9. OLINK WILL NOT HAVE THE RIGHT TO MAKE OR PASS ON ANY REPRESENTATION OR WARRANTY ON BEHALF OF FLUIDIGM TO ANY CUSTOMER OR OTHER THIRD PARTY EXCEPT THAT OLINK MAY PASS ON ANY REPRESENTATION AND WARRANTY TO THE EXTENT NOT INCONSISTENT WITH THIS AGREEMENT

8.4            Warranties. Olink warrants to Fluidigm that its entry into this Agreement is rightful and does not violate any other agreement to which it is a party, and its conduct in performing its obligations under this Agreement will conform to all applicable laws, treaties and international agreements; general and local industry standards, rules and regulations; and good commercial practices. Fluidigm warrants to Olink that its entry into this Agreement is rightful and does not violate any other agreement to which it is a party, and its conduct In performing its obligations under this Agreement will conform to all applicable laws, treaties and international agreements; general and local industry standards, rules and regulations; and good commercial practices

9.   INTELLECTUAL PROPERTY INFRINGEMENT

9.1            Infringement Defense. Fluidigm will indemnify, defend and hold harmless Olink and its employees, directors, agents, and representatives (“Olink Indemnified Parties”) from any actual or threatened third party claim that the Fluidigm Products as provided by Fluidigm directly infringe or misappropriate any patent, copyright or trade secret right of any third party if: (a) the applicable Olink Indemnified Party gives Fluidigm written notice of the claim within 30 days of its filing, (b) Fluidigm has full and complete control and responsibility over the defense and associated costs of defense including attorneys’ fees and with respect to accused Fluidigm components, settlement of the claim, (c) the applicable Olink Indemnified Party provides assistance in connection with the defense and settlement of the claim as Fluidigm may reasonably request, and (d) the applicable Olink Indemnified Party complies with any settlement or court order mads in connection with the claim (e.g. relating to the future use of any infringing materials).

9.2            Infringement Indemnification. Fluidigm will indemnify each of the Olink Indemnified Parties against (a) all damages, costs and attorneys’ fees finally awarded against any of them in any proceeding under Section 91; (b) all out-of-pocket costs (including reasonable attorneys’ fees) reasonably incurred by any of them in connection with the defense of such proceeding (other than attorneys’ fees and costs incurred without Fluidigm’s consent after Fluidigm has accepted defense of such claim); and (c) if any proceeding arising under Section 9.1 is settled, ail amounts to any third party agreed to by Fluidigm in settlement of any such claims.

9.3            Mitigation of Infringement Action. If any Fluidigm Product becomes, or in Fluidigm’s reasonable opinion is likely to become, subject of a claim of infringement of any third party under Section 9.1, then Fluidigm will either: (a) procure the continuing right of Olink to sell the Fluidigm Products; (b) replace or modify the Fluidigm Products in a functionally equivalent manner so that it no longer infringes; or if, despite its commercially reasonable efforts, Fluidigm is unable to do either (a) or (b), Fluidigm may (c) terminate this Agreement with respect to such Fluidigm Product only.

9.4            Exclusions. Fluidigm will have no obligation under this Section 9 for any infringement to the extent that it arises out of or is based upon: (a) the combination, operation or use of the Fluidigm Products with any other product or service if such infringement would have been avoided but for such combination, operation, or use; (b) designs, requirements, or specifications for the Fluidigm Products required by or provided by Olink, if the alleged infringement would not have occurred but for such designs, requirements, or specifications; (c) sale of the Fluidigm Products outside of the scope of this Agreement; or (d) Olink’s failure to comply with instructions provided by Fluidigm, if the alleged infringement would not have occurred but for such failure (collectively, the “Excluded Causes”).

9.5            Exclusive Remedy. This Section 9 states Fluidigm’s sole and exclusive liability, and the Olink indemnified Parties’ sole and exclusive remedy, for the actual or alleged infringement of any third party intellectual property right by the Fluidigm Products or Olink’s marketing or sale of the Fluidigm Products.

10.  INDEMNIFICATION

10.1          Olink Indemnification. Olink will indemnify, defend and hold Fluidigm and its affiliates and their employees, directors, agents, and representatives (“Fluidigm Indemnified Parties”) harmless from any actual or threatened third party claim arising out of or based upon the Excluded Causes. Olink’s performance or failure to perform under this Agreement, Olink’s failure to comply with applicable laws and regulations; or Olink’s negligence or willful misconduct, if: (a) the applicable Fluidigm Indemnified Party gives Olink prompt written notice of the claim; (b) Olink has full and complete control over the defense and settlement of the claim; (c) the applicable Fluidigm Indemnified Party provides assistance in connection with the defense and settlement of the claim as Olink may reasonably request; and (d) the applicable Fluidigm Indemnified Party complies with any settlement or court order made in connection with the claim (e.g., relating to the future use of any infringing materials).

10.2          Fluidigm Indemnification. Fluidigm will indemnify, defend, and hold harmless Olink (“Olink Indemnified Party”) from any actual or threatened third party claim arising out of or based upon (a) any breach by Fluidigm of this Agreement, including any representations and warranties herein; (b) any failure of Fluidigm to perform or any breach by Fluidigm of any of its covenants or obligations contained in this Agreement or Fluidigm’s negligence or willful misconduct, (c) any failure of Fluidigm to comply with applicable laws and regulation; and; (d) the use, export, import, manufacture, or exploitation of Fluidigm Products if: (a) the applicable Olink Indemnified Party gives Fluidigm prompt written notice of the claim; (b) Fluidigm has full and complete control over the defense and settlement of the claim; (c) the applicable Olink Indemnified Party provides assistance in connection with the defense and settlement of the claim as Fluidigm may reasonably request; and (d) the applicable Olink Indemnified Party complies with any settlement or court order made in connection with the claim (e.g., relating to the future use of any infringing materials).

10.3          Indemnification. As described in Sections 10.1 and 10.2, an indemnifying Party will indemnify each of the Indemnified Parties against (a) all damages, costs, and attorneys’ fees finally awarded against any of them in any proceeding under Section 10.1 or 10.2; (b) all out-of- pocket costs (including reasonable attorneys’ fees) reasonably incurred by any of them in connection with the defense of such proceeding (other than attorneys’ fees and costs incurred without the indemnifying Party’s consent after the indemnifying Party has accepted defense of such claim); and, (c) if any proceeding arising under Section 10.1 or 10.2 is settled, the indemnifying Party will pay any amounts to any third party agreed to by the indemnifying Party in settlement of any such claims. Each party agrees to maintain appropriate insurance to cover such party’s respective risks and liabilities under this Agreement with coverage amounts commensurate with such risks and liabilities, taking into account each party’s capability for self-insurance.

10.4          Exclusions. Olink will have no obligation under this Section 10 to the extent that Fluidigm is obligated under Section 9.1 to defend Olink against such third party claim. Fluidigm will reimburse Olink for costs or damages that result from any such actions in accordance with Section 10.

11.  CONFIDENTIAL INFORMATION

11.1          Non-Use and Non-Disclosure. Each party will (a) treat as confidential all Confidential Information of the other party, (b) not disclose such Confidential Information to any third party, except on a “need to know” basis to third parties that have signed a non-disclosure agreement containing provisions substantially as protective as the terms of this Section, provided that the disclosing party has obtained the written consent to such disclosure from the other party, and (c) will not use such Confidential Information except in connection with performing its obligations or exercising its rights under this Agreement. Each party is permitted to disclose the other party’s Confidential Information if required by law so long as the other party is given prompt written notice of such requirement prior to disclosure and assistance in obtaining an order protecting such information from public disclosure.

11.2          Confidentiality of Agreement. Neither party to this Agreement will disclose the terms of this Agreement to any third party without the consent of the other party, except as required by securities or other applicable laws. Notwithstanding the above provisions, each party may disclose the terms of this Agreement (a) in connection with the requirements of a public offering or securities filing, (b) in confidence, to accountants, banks, and financing sources and their advisors, (c) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement, or (d) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

12.  LIMITATION OF LIABILITY

12.1          DISCLAIMER OF CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER PARTY WILL NOT, UNDER ANY CIRCUMSTANCES, BE LIABLE TO THE OTHER PARTY OR ANY CUSTOMER FOR CONSEQUENTIAL, INCIDENTAL. SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THE TRANSACTION CONTEMPLATED UNDER THIS AGREEMENT INCLUDING BUT NOT LIMITED TO LOST PROFITS OR LOSS OF BUSINESS, EVEN IF THE PARTY IS APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

12.2          CAP ON LIABILITY. EXCEPT FOR EACH PARTY’S INDEMNIFICATION OBLIGATIONS, UNDER NO CIRCUMSTANCES WILL EITHER PARTY’S TOTAL LIABILITY OF ALL KINDS ARISING OUT OF OR RELATED TO THIS AGREEMENT (INCLUDING BUT NOT LIMITED TO WARRANTY CLAIMS), REGARDLESS OF THE FORUM AND REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON CONTRACT, TORT, OR OTHERWISE, EXCEED THE TOTAL AMOUNT PAID BY OLINK TO FLUIDIGM UNDER THIS AGREEMENT [****].

12.3          INDEPENDENT ALLOCATIONS OF RISK. EACH PROVISION OF THIS AGREEMENT THAT PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, OR EXCLUSION OF DAMAGES IS TO ALLOCATE THE RISKS OF THIS AGREEMENT BETWEEN THE PARTIES. THIS ALLOCATION IS REFLECTED IN THE PRICING OFFERED BY FLUIDIGM TO OLINK AND IS AN ESSENTIAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES. EACH OF THESE PROVISIONS IS SEVERABLE AND INDEPENDENT OF ALL OTHER PROVISIONS OF THIS AGREEMENT, AND EACH OF THESE PROVISIONS WILL APPLY EVEN IF THE WARRANTIES IN THIS AGREEMENT HAVE FAILED OF THEIR ESSENTIAL PURPOSE.

13.  GENERAL

13.1          Independent Contractors. The relationship of the parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement should be construed to give either party the power to (a) act as an agent or (b) direct or control the day-to- day activities of the other. Financial and other obligations associated with each party’s business are the sole responsibility of that party.

Nothing in this Agreement will create a joint venture, joint enterprise or partnership, or any relationship other than that of independent contractors, which is the only relationship intended by the parties

13.2          Non-Assignability and Binding Effect. Neither Party may assign its rights and obligations under this Agreement without the written consent of the other Party, except pursuant to a merger acquisition, or sale of all or substantially all of its assets. Subject to the foregoing, this Agreement will be tending upon and inure to the benefit of the parties and their successors and assigns.

13.3          Notices. Any notice required or permitted to be given under this Agreement will be effective if it is in writing and sent by certified or registered mail, or insured courier return receipt requested, to the appropriate party at the address set forth above and with the appropriate postage affixed. Either party may change its address for receipt of notice by notice to the other party in accordance with this section. Notices are deemed given two business days following the date of mailing or one business day following delivery to a courier.

13.4          Force Majeure. Nonperformance of either party will be excused to the extent that performance is rendered impossible by strike, fire flood, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the negligence of the non-performing party.

13.5          Foreign Corrupt Practices Act. In conformity with the United States Foreign Corrupt Practices Act and with Fluidigm’s corporate policies regarding foreign business practices as disclosed to Olink. Olink and its employees and agents will not directly or indirectly make and offer payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government (including a decision not to act) or inducing such a person to use his influence to affect any such governmental act or decision in order to assist Fluidigm in obtaining, retaining, or directing any such business.

13.6          Governing Law and Arbitration. This Agreement and any disputes arising out of or relating do this Agreement (including its formation or termination) or Fluidigm’s goods software or related services (“Disputes”) shall be governed by and interpreted in accordance with the laws of the State of New York, U.S.A. excluding choice of law provisions and excluding the United Nations Convention on Contracts for the International Sale of Goods. Fluidigm and Olink agree that any dispute or controversy arising out of or in connection with this Agreement shall be finally settled by binding arbitration under the extant rules of the International Centre for Dispute Resolution, by one (1) arbitrator appointed in accordance with such rules. The venue of any such arbitration shall be New York. The arbitration shall be conducted in English, and any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy thereof. The decision and/or award rendered by the arbitrator shall be written, final and non-appealable, and the parties agree that the decision and award of the arbitrator shall be the sole exclusive and binding remedy between them regarding any and all disputes controversies, claims and counterclaims property before the arbitrator. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any party The costs of any arbitration, including administrative fees and fees of the arbitrator, shall be shared equally by the parties, and each party shall bear the cost of its own attorneys’ and expert fees, provided that the arbitrator may at his or her discretion award to the prevailing party the costs and expenses incurred by the prevailing party in connection with the arbitration proceeding. The decision and/or award of the arbitrator may be entered m any court of competent jurisdiction for a judicial recognition of the decision and applicable orders of enforcement (which may include, without limitation, permanent injunctive relief or orders for specific performance or for equitable relief), and either party may apply to any court of competent jurisdiction for appropriate restraining orders or temporary injunctive relief pending resolution of any arbitration proceeding. For avoidance of doubt, any such equitable remedies shall be cumulative and not exclusive and are in addition to any other remedies which either party may have under this Agreement or applicable law.

13.7          Remedies Cumulative. The remedies provided to the parties under this Agreement are cumulative and will not exclude any other remedies to which a party may be lawfully entitled.

13.8         Waiver and Severability. The waiver by either party of any breach of this Agreement does not waive any other breach. The failure of any party to insist on strict performance of any covenant or obligation under this Agreement will not be a waiver of such party s right to demand strict compliance in the future, nor will the same be construed as a novation of this Agreement If any part of this Agreement is unenforceable, the remaining portions of this Agreement will remain in full force and effect.

13.9          Drafting and Interpretation. The parties have had an equal opportunity to participate in the drafting of this Agreement and the attached Exhibits. No ambiguity will be construed against any party based upon a claim that that party drafted the ambiguous language. The headings appearing at the beginning of several sections contained in this Agreement have been inserted for identification and reference purposes only and must not be used to construe or interpret this Agreement. Whenever required by context a singular number will include the plural the plural number will include the singular, and the gender of any pronoun will include all genders.

13.10        Entire Agreement. This Agreement, including any Exhibits, is the final and complete expression of all agreements between these parties and supersedes all previous oral and written agreements regarding these matters. It may be changed only by a written agreement signed by the party against whom enforcement is sought. The Exhibits referred to in this Agreement are incorporated by this reference as if fully set forth here.

13.11        Execution in Counterparts and by Facsimile. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which taken together will constitute but one and the same instrument. The Agreement may be executed and delivered electronically by facsimile or PDF and the parties agree that such facsimile or PDF execution and delivery will have the same force and effect as delivery of an original document with original signatures, and that each party may use such facsimile or PDF signatures as evidence of the execution and delivery of this Agreement by all parties to the same extent that an original signature could be used.

13.12        Language. This Agreement is in the English language only, which language will be controlling m all respects, and ail versions hereof in any other language will not be binding on the parties. All communications and notices to be made or given pursuant to this Agreement will be in the English language.

For Fluidigm Corporation		For Olink Proteomics AB

Name:	Steve McPaail	Name:	Lotta Falk, CEO
Title:	CCO	Title:	Olink Proteomics AM
Signature:	/s/ Steve McPaail	Signature:	/s/ Lotta Falk
Date:	29 Dec. 2016	Date:	Dec. 23, 2016

EXHIBIT A

FLUIDIGM PRODUCTS, STRATEGIC PRICING AND NON-BINDING INDICATIONS OF POTENTIAL FUTURE ANNUAL VOLUMES

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EXHIBIT B

PURCHASE ORDER REQUIREMENTS

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